UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2011

SERVIDYNE, INC.

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

000-10146	58-0522129
(Commission File Number)	(IRS Employer Identification No.)

1945 The Exchange, Suite 300

Atlanta, GA 30339-2029

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (770) 953-0304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On August 29, 2011, Servidyne, Inc., a Georgia corporation (the “Company”) completed its merger (the “Merger”) with Scrabble Acquisition, Inc., a Georgia corporation (“Merger Sub”), a wholly-owned subsidiary of SCIenergy, Inc., a Delaware corporation (formerly known as Scientific Conservation, Inc.) (“SCI”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of June 26, 2011, entered into among the Company, Merger Sub and SCI (the “Merger Agreement”). The Merger Agreement was adopted by the Company’s shareholders at a special meeting of the Company’s shareholders held on August 26, 2011 (the “Special Meeting”), as described in Item 5.07 below. The Merger became effective on August 29, 2011 (the “Effective Time”), pursuant to the Certificate of Merger that was filed with the Secretary of State of the State of Georgia on such date. In the Merger, Merger Sub merged with and into the Company and the Company continued as the surviving corporation (the “Surviving Corporation”) and as a wholly-owned subsidiary of SCI.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information disclosed under Item 5.01 is incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing or Standard; Transfer of Listing.

The information disclosed in the Introductory Note is incorporated by reference herein.

In connection with the completion of the Merger on August 29, 2011, the Company notified the NASDAQ Global Market (“NASDAQ”) of the effectiveness of the Merger. As a result of the Merger, the Company no longer meets the numerical listing requirements of NASDAQ. The Company also notified NASDAQ that each share of the Company’s common stock, par value $1.00 per share (the “Company’s Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares held by the Company, SCI, Merger Sub or any of their wholly-owned subsidiaries or by shareholders of the Company who have validly exercised their dissenters’ rights under Georgia law) was converted into the right to receive $3.50 in cash, without interest and subject to any required tax withholding (the “Merger Consideration”), and requested that NASDAQ file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the Company’s Common Stock and suspend trading of the Company’s Common Stock on NASDAQ Global Market prior to the opening of trading on August 30, 2011.

Item 3.03 Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, each share of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by the Company, SCI, Merger Sub or any of their wholly-owned subsidiaries or by shareholders of the Company who have validly exercised their dissenters’ rights under Georgia law) was converted into the right to receive the Merger Consideration. At the Effective Time, the Company’s shareholders immediately prior to the Effective Time ceased to have any rights as shareholders in the Company (other than their right to receive the Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings or growth.

Item 5.01 Changes in Control of Registrant.

The information disclosed in the Introductory Note is incorporated by reference herein. A copy of the Merger Agreement is incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 28, 2011. Under the Merger Agreement, each share of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held by the Company, SCI, Merger Sub or any of their wholly-owned subsidiaries or by shareholders of the Company who have validly exercised their dissenters’ rights under Georgia law) was converted into the right to receive the Merger Consideration.

Also at the Effective Time, each stock option exercisable for shares of Company common stock that was “in-the-money” (i.e., the exercise price of such stock option was less than $3.50) was terminated and converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of (x) $3.50 over (y) the exercise price per share of Company common stock subject to such in-the-money stock option multiplied by (ii) the number of shares of Company common stock represented by such stock option. Each grant of stock appreciation rights that was “in-the-money” was terminated and converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of (x) $3.50 over (y) the exercise price of such in-the-money stock appreciation right, multiplied by (ii) the number of units represented by such stock appreciation rights. Each stock option and stock appreciation right that was outstanding and unexercised immediately prior to the Effective Time that was not in-the-money expired and was cancelled as of the Effective Time for no consideration.

As a result of the Merger, SCI acquired 100% of the outstanding voting securities of the Company. The aggregate purchase price paid for all equity securities of the Company was approximately $13 million. The purchase price was funded by SCI with cash on hand.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 28, 2011.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In connection with the Merger, all members of the Company’s Board of Directors (Alan R. Abrams, Samuel E. Allen, Gilbert L. Danielson, Herschel Kahn and Robert T. McWhinney, Jr.) resigned as of the Effective Time, and the sole director of Merger Sub immediately prior to the Effective Time (Dana DuFrane) became the sole director of the Surviving Corporation immediately after the Effective Time.

In addition, in connection with the Merger, all officers of the Company (including Alan R. Abrams, the Company’s Chairman and Chief Executive Officer, Rick A. Paternostro, the Company’s Chief Financial Officer, M. Todd Jarvis, the Company’s President and Chief Operating Officer, and J. Andrew Abrams, the Company’s Executive Vice President) resigned as of the Effective Time, and the sole officer of Merger Sub immediately prior to the Effective Time (Dana DuFrane) became the sole officer of the Surviving Corporation immediately after the Effective Time.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Articles of Incorporation of the Company were amended and restated to be in the form of the Articles of Incorporation of Merger Sub. The Amended and Restated Articles of Incorporation of the Surviving Corporation are attached as Exhibit 3.1 hereto and incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, the bylaws of the Company were amended and restated to be in the form of the bylaws of Merger Sub. The Amended and Restated Bylaws of the Surviving Corporation are attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Special Meeting was held at 11:00 a.m. Eastern time on August 26, 2011 at the Company’s offices at 1945 The Exchange, Suite 300, Atlanta, Georgia 30339-2029.

The Company’s Common Stock issued and outstanding as of the record date of July 20, 2011 and entitled to vote at the Special Meeting consisted of 3,674,358 shares. Such shares were voted on three matters at the Special Meeting, all of which were approved pursuant to the following final voting results from the Special Meeting:

(1) To consider and vote upon a proposal to approve the Merger Agreement.

FOR	AGAINST	ABSTAIN
2,864,694	28,531	6,390

(2) To consider and vote on a proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers.

FOR	AGAINST	ABSTAIN
2,749,545	135,165	14,905

(3) To consider and vote on a proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes in favor of the proposal to approve the Merger Agreement.

FOR	AGAINST	ABSTAIN
2,844,228	34,944	20,443

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of June 26, 2011, by and among SCIenergy, Inc. (f/k/a Scientific Conservation, Inc.), Scrabble Acquisition, Inc. and Servidyne, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 28, 2011)*

3.1	Amended and Restated Articles of Incorporation of Servidyne, Inc.

3.2	Amended and Restated Bylaws of Servidyne, Inc.

*	The Disclosure Schedule and similar attachments are omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Exchange Act of 1934, as amended. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVIDYNE, INC.

Date: August 31, 2011	By:	/s/ Dana DuFrane
Dana DuFrane
President

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of June 26, 2011, by and among Scientific Conservation, Inc., Scrabble Acquisition, Inc. and Servidyne, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 28, 2011)*

3.1	Amended and Restated Articles of Incorporation of Servidyne, Inc.

3.2	Amended and Restated Bylaws of Servidyne, Inc.

*	The Disclosure Schedule and similar attachments are omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Exchange Act of 1934, as amended. The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.